Exhibit 99.1

RBB BANCORP

ANNOUNCING PRICING OF INITIAL PUBLIC OFFERING

LOS ANGELES, CALIFORNIA (July 26, 2017) – RBB Bancorp today announced the pricing of its initial public offering of 3,750,000 shares of no par value common stock at a price to the public of $23.00 per share and a total offering size of $86,250,000. RBB Bancorp is offering 2,857,756 shares and the selling shareholders are offering 892,244 shares of RBB Bancorp’s common stock. The common stock is expected to begin trading on the Nasdaq Global Select Market on July 26, 2017 under the symbol “RBB.”

The offering is expected to close on or about July 31, 2017, subject to customary closing conditions.

The underwriters have a 30-day option to purchase up to an additional 562,500 shares of common stock at the initial public offering price less the underwriting discount to cover any over-allotments. RBB Bancorp intends to contribute $25 million of the net proceeds that we receive from this offering to Royal Business Bank, its wholly-owned subsidiary, and to use the remainder for general corporate purposes, which could include future acquisitions and other growth initiatives.

Sandler O’Neill + Partners, L.P., Keefe, Bruyette & Woods, a Stifel Company, and Stephens Inc. are acting as book-running managers. FIG Partners, LLC is acting as co-manager.

This offering will be made only by means of a prospectus. Copies of the final prospectus relating to the proposed offering, when available, may be obtained by contacting Sandler O’Neill + Partners, L.P. at toll-free 1-866-805-4128 or by emailing syndicate@sandleroneill.com, or Keefe, Bruyette & Woods, Inc. at toll-free 1-800-966-1559 or by emailing kbwsyndicatedesk@kbw.com, or Stephens Inc. at toll-free 1-800-643-9691 or by emailing prospectus@stephens.com or FIG Partners, LLC at toll-free 1-866-344-2657 or by emailing ggersack@figpartners. Copies of the registration statement and final prospectus, when available, may also be obtained free of charge from the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

The SEC declared the registration statement relating to these securities effective on July 25, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RBB Bancorp

RBB Bancorp is a $1.5 billion in assets bank holding company headquartered in Los Angeles, California. Its wholly-owned subsidiary, Royal Business Bank (the “Bank”), is a full service commercial bank which provides business banking services to the Chinese-American communities in Los Angeles County, Orange County, Ventura County and in Las Vegas, including remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, trade finance and a full range of depository accounts. The Bank has ten branches in Los Angeles County, located in downtown Los Angeles, San Gabriel, Torrance, Rowland Heights, Monterey Park, Silverlake, Arcadia, Cerritos, Diamond Bar, and west Los Angeles, two branches in Ventura County, located in Oxnard and Westlake Village, and one branch in Las Vegas, Nevada. RBB’s administrative and lending center is located at 123 E. Valley Blvd., San Gabriel, California 91176, and its finance and operations center is located at 7025 Orangethorpe Avenue, Buena Park California 90621. RBB’s website address is www.royalbusinessbankusa.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and RBB does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

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Contact Information

RBB Bancorp

Media contact:

David Morris

714-670-2488

dmorris@rbbusa.com

Investor relations contact:

Yee Phong (Alan) Thian

626-307-7588

athian@rbbusa.com